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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Plan Administrator
Gerber Scientific, Inc. and Participating Subsidiaries
  401(k) Maximum Advantage Program and Trust:

We consent to the incorporation by reference in the Registration Statement No. 333-42879 on Form S-8 of Gerber Scientific, Inc. and Participating Subsidiaries 401(k) Maximum Advantage Program and Trust of our report dated June 30, 1999, relating to the statements of net assets available for plan benefits of Gerber Scientific, Inc. and Participating Subsidiaries 401(k) Maximum Advantage Program and Trust as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits with fund information for the years then ended and all related schedules, which report appears in the December 31, 1997 annual report on Form 11-K of Gerber Scientific, Inc. and Participating Subsidiaries 401(k) Maximum Advantage Program and Trust.


KPMG LLP

Hartford, Connecticut
July 14, 1999

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